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                                                                   EXHIBIT 10.10


             (Contract Period January 1, 2001 to December 31, 2001)

         Contract With Eligible Medicare+Choice Organization Pursuant to sections 1851 through 1859 of the Social Security Act for the operation of a Medicare+Choice coordinated care plan(s)

                              CONTRACT (P________)

                                     Between

     Health Care Financing Administration (hereinafter referred to as HCFA)

                                       and

                (hereinafter referred to as the M+C Organization)

HCFA and the M+C Organization, an entity which has been determined to be an eligible Medicare+Choice Organization by the Administrator of the Health Care Financing Administration under 42 CFR 422.501, agree to the following for the purposes of sections 1851 through 1859 of the Social Security Act (hereinafter referred to as the Act):

(NOTE: Citations indicated in brackets are placed in the text of this contract to note the authority for certain contract provisions in the regulations promulgated pursuant to the Balanced Budget Act of 1997. All references to part 422 are to 42 CFR part 422.)

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                                    Article I

                                Term of Contract

A. Term: The term of this contract shall be from January 1, 2001 through December 31, 2001.
     [422.504]

                                   Article II

                              Coordinated Care Plan

The Medicare+Choice Organization agrees to operate coordinated care plans (as defined in 42 CFR Section 422.4(a)(1)) as described in Attachment D to this contract in compliance with the requirements of this contract and applicable Federal statutes, regulations, and policies. This contract is deemed to incorporate any changes that are required by statute to be implemented during the term of the contract and any regulations or policies implementing or interpreting such statutory provisions. However, any regulations or policy statements issued by HCFA after July 1, 2000 for which implementation during the contract year is not required by statute or in connection with litigation challenging HCFA policies, and which create significant new operational costs of which the M+C Organization did not have reasonable notice prior to such date, shall not become effective before January 1, 2002. HCFA retains the authority to issue, with an effective date during the term of this contract, policies to implement the statutory requirement that M+C Organizations provide their enrollees those items and services for which benefits are available under Medicare Parts A and B. Clarifications or explanations of M+C operational requirements issued prior to July 1, 2000 are not considered to create new operational costs of which the M+C organization did not have notice.


                                   Article III

            Functions To Be Performed By Medicare+Choice Organization

A.  PROVISION OF BENEFITS

The M+C Organization agrees to provide enrollees in each of its M+C plans the basic benefits as required under Section 422.101 and, to the extent applicable, supplemental benefits under Section 422.102 and as established in the M+C Organization's adjusted community rate (ACR) proposal as approved by HCFA. The M+C Organization agrees to provide access to such benefits as required under subpart C in a manner consistent with professionally recognized standards of health care and according to the access standards stated in Section 422.112.
     [422.502(a)(3)]

B.   ENROLLMENT REQUIREMENTS

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1. The M+C Organization agrees to accept new enrollments, make enrollments effective, process voluntary disenrollments, and limit involuntary disenrollments, as provided in subpart B of part 422.

2. The M+C Organization shall comply with the provisions of Section 422.110 concerning prohibitions against discrimination in beneficiary enrollment. [422.502(a)(2)]

C.   BENEFICIARY PROTECTIONS

1. The Medicare+Choice Organization agrees to comply with all requirements in subpart M of part 422 governing coverage determinations, grievances, and appeals. [422.502(a)(7)]

2. The Medicare+Choice Organization agrees to comply with the confidentiality and enrollee record accuracy requirements in Section 422.118.

3. Beneficiary Financial Protection. The M+C Organization agrees to comply with the following requirements:

     (a) Each M+C Organization must adopt and maintain arrangements satisfactory to HCFA to protect its enrollees from incurring liability for payment of any fees that are the legal obligation of the M+C Organization. To meet this requirement the M+C Organization must--

     (i) Ensure that all contractual or other written arrangements with providers prohibit the Organization's providers from holding any beneficiary enrollee liable for payment of any fees that are the legal obligation of the M+C Organization; and

     (ii) Indemnify the beneficiary enrollee for payment of any fees that are the legal obligation of the M+C Organization for services furnished by providers that do not contract, or that have not otherwise entered into an agreement with the M+C Organization, to provide services to the organization's beneficiary enrollees. [422.502(g)(1)]

     (b) The M+C Organization must provide for continuation of enrollee health care benefits-

     (i) For all enrollees, for the duration of the contract period for which HCFA payments have been made; and

     (ii) For enrollees who are hospitalized on the date its contract with HCFA terminates, or, in the event of an insolvency, through the date of discharge. [422.502(g)(2)]

     (c) In meeting the requirements of this section (C), other than the provider contract requirements specified in paragraph (C)(3)(a) of this Article, the M+C Organization may use--

     (i) Contractual arrangements;

     (ii) Insurance acceptable to HCFA;

     (iii) Financial reserves acceptable to HCFA; or

     (iv) Any other arrangement acceptable to HCFA. [422.502(g)(3)]

D.   PROVIDER PROTECTIONS

1. The M+C Organization agrees to comply with all applicable provider requirements in subpart E of part 422, including provider certification requirements, anti-discrimination requirements, provider participation and consultation requirements, the prohibition on interference with provider advice, limits on provider indemnification, rules governing payments to providers, and limits on physician incentive plans. [422.502(a)(6)]

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2. Prompt Payment.

     (a) The M+C Organization must pay 95 percent of the "clean claims" within 30 days of receipt if they are claims for covered services that are not furnished under a written agreement between the organization and the provider.

     (i) The M+C Organization must pay interest on clean claims that are not paid within 30 days in accordance with sections 1816(c)(2)(B) and 1842(c)(2)(B) of the Act.

     (ii) All other claims must be approved or denied within 60 calendar days from the date of the request. [422.520(a)]

     (b) Contracts or other written agreements between the M+C Organization and its providers must contain a prompt payment provision, the terms of which are developed and agreed to by both the M+C Organization and the relevant provider. [422.520(b)]

     (c) If HCFA determines, after giving notice and opportunity for hearing, that the M+C Organization has failed to make payments in accordance with paragraph (2)(a) of this section, HCFA may provide--

     (i) For direct payment of the sums owed to providers; and

     (ii) For appropriate reduction in the amounts that would otherwise be paid to the M+C Organization, to reflect the amounts of the direct payments and the cost of making those payments.[422.520(c)]

E. QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM

1. The M+C Organization agrees to operate an ongoing quality assessment and performance improvement program (as stated in 422.154 of subpart D). The quality assurance program must incorporate and meet the standards and guidelines outlined in the Quality Improvement System for Managed Care (QISMC)Standards and Guidelines.

2. Quality Assessment and Performance Improvement Projects: The M+C Organization agrees to:

     (a) conduct quality assessment and performance improvement (QAPI) projects as directed annually by HCFA. These projects must be outcomes-oriented and targeted at achieving demonstrable, sustained improvement in significant aspects of specified clinical and non-clinical areas which can be expected to have a favorable effect on enrollees' health outcomes and satisfaction. HCFA shall establish the obligations of the M+C Organization for the number and distribution of projects among the required clinical and non-clinical areas as identified in section (E)(2)(c) of this Article.

     (b) In those years when HCFA establishes a national improvement project for the Medicare+Choice program, the M+C Organization may participate in the HCFA-sponsored national QAPI initiative or substitute a similarly-focused project of their own design.

     (c) QAPI project focus areas must be representative of the entire spectrum of clinical and non- clinical care areas associated with a plan.

     (i) The clinical areas include:

     (aa) prevention and care of acute and chronic conditions

     (bb) high-volume services

     (cc) high-risk services

     (dd) continuity and coordination of care

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     (ii) The non-clinical areas include:

     (aa) appeals, grievances and other complaints

     (bb) access to, and availability of services (such as culturally competent care).

     (d) For each QAPI project, the M+C Organization must:

     (i) use quality indicators that are objective, clearly and unambiguously defined, and based on current clinical knowledge or health services research;

     (ii) assure that those quality indicators are capable of measuring outcomes such as changes in health and functional status, enrollee satisfaction, or valid proxies of those outcomes;

     (iii) assess performance on selected indicators using systematic on-going collection and analysis of valid, reliable data;

     (iv) perform ongoing measurement of performance:

     (aa) The M+C Organization must measure and report to HCFA performance achieved under the project, utilizing standard measures. The standard measures required by HCFA during the term of this contract will be uniform data collection and reporting instruments, to include the Health Plan and Employer Data Information Set (HEDIS), Consumer Assessment of Health Plan Satisfaction (CAHPS) survey, and Health Outcomes Survey (HOS).

     (bb) These measures must address clinical areas, including effectiveness of care, enrollee perception of care and use of services; and non-clinical areas including access to and availability of services, appeals and grievances, and organizational characteristics. [422.152(c)(1)&(2)].

     (v) conduct system interventions, including the adoption and/or revision of practice guidelines;

     (vi) improve performance; and

     (vii) perform systematic follow-up on the effect of the interventions [422.152(d)]

3. Utilization Review: If the M+C Organization uses written protocols for utilization review, those policies and procedures must reflect current standards of medical practice in processing requests for initial or continued authorization of services.[422.152(b)(3)]. The M+C Organization must also have in effect mechanisms to detect both underutilization and overutilization of services.[422.152(b)(4)].

4. Information Systems:

     (a) The M+C Organization must make available to HCFA information on quality and outcomes measures that will enable beneficiaries to compare health coverage options and select among them, as provided in Section 422.64(c)(10). [422.152(b)(5)].

     (b) The M+C Organization must maintain a health information system that:

     (i) collects, analyzes and integrates the data necessary to implement its quality assessment and performance improvement program, and

     (ii) assures that the information entered into the system (particularly that received from providers) is reliable and complete.

     (c) The M+C Organization must make all collected data, including information on quality and outcome measures, available to HCFA to enable beneficiaries to compare health coverage options and select among them, as provided in Section 422.64(c)(10). [422.152(b)(5)]

5. External Review: The M+C Organization will have an agreement with an independent quality review and improvement organization (review organization) approved by HCFA. [422.154(a)]

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     (a) The agreement will be consistent with HCFA guidelines and will:

     (i) Require that the M+C Organization allocate adequate space for use of the review organization whenever it is conducting review activities and provide all pertinent data, including patient care data, at the time the review organization needs the data to carry out the reviews and make its determinations, and

     (ii) Except in the case of complaints about quality, exclude review activities that HCFA determines would duplicate review activities conducted as part of an accreditation process or as part of HCFA monitoring. [422.154(b)]

F. COMPLIANCE PLAN

1. The M+C Organization agrees to implement a compliance plan in accordance with the requirements of Section 422.501(b)(vi).
[422.501(b)(3)(vi)]

     G. COMPLIANCE DEEMED ON THE BASIS OF ACCREDITATION: HCFA may deem the M+C Organization to have met the quality assessment and performance improvement requirements of Section 422.152, the confidentiality and accuracy of enrollee records requirements of Section 422.118, the anti-discrimination requirements of
Section 1852(b) of the Act, the access to services requirements of Section 1852(d) of the Act, the advance directives requirements of Section 422.128, and/or the provider participation requirements of Section 1852(j) of the Act if the M+C Organization is fully accredited (and periodically reaccredited) by a private, national accreditation organization approved by HCFA and the accreditation organization used the standards approved by HCFA for the purposes of assessing the M+C Organization's compliance with Medicare requirements. The provisions of Section 422.156 shall govern the M+C Organization's use of deemed status to meet M+C program requirements.

                                   Article IV

                        HCFA Payment to M+C Organization

A. The M+C Organization agrees to develop its annual adjusted community rate
(ACR) proposal and submit to HCFA all required information on premiums, benefits, and cost sharing by July 1 of each year, as required under 42 CFR 422, subpart G. [422.502(a)(10)]

B. Methodology. HCFA agrees to pay the M+C Organization under this contract in accordance with the payment rules in subpart F of part 422. HCFA agrees to make monthly payments based on the greatest of the blended capitation rate under
Section 422.252(a), the minimum amount rate under Section 422.252(b), or the minimum percentage increase rate under Section 422.252(c), as adjusted by such demographic risk factors as a beneficiary's age, disability status, sex, institutional status, and such factors as HCFA determines appropriate per
Section 422.250(a). During contract year 2001, monthly capitation payments made by HCFA to M+C Organizations shall be adjusted by both the above-stated

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demographic factors and the health status factors as described in Section
422.256(d). The health status factors shall be based on the collection of encounter data as described in Section 422.257. The demographic and health status factors shall be combined to calculate payment to the M+C Organization according to a formula stated in HCFA's Advance Notice of Methodological Changes, published in January of each year. During contract year 2001, the demographic and health status factors shall be combined according to the following ratios to calculate payment to the M+C organizations: 90% demographic / 10% health status.
[422.502(a)(9)]

C. Certification of data that determine payment.

1. As a condition for receiving a monthly payment under paragraph B of this article, subpart F of part 422, the M+C Organization agrees that its chief executive officer (CEO), chief financial officer (CFO), or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, must request payment under the contract on the forms attached as Attachment A (enrollment certification), Attachment B (encounter data), and Attachment C (adjusted community rate (ACR) proposal information certification), hereto which certify the accuracy, completeness, and truthfulness of the data identified on these attachments. Attachment A requires certification based on best knowledge, information, and belief, that each enrollee for whom the M+C Organization is requesting payment is validly enrolled, or was validly enrolled during the period for which payment is requested, in an M+C plan offered by the M+C Organization. The M+C Organization shall submit completed enrollment certification forms to HCFA on a monthly basis. (NOTE: The forms included as attachments to this contract are for reference only. HCFA will provide instructions for the completion and submission of the forms in separate documents. M+C Organizations should not take any action on the forms until appropriate HCFA instructions become available.)

2. The CEO or CFO of the M+C Organization, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, shall make a certification on Attachment B based on best knowledge, information, and belief that the encounter data the M+C Organization submits to HCFA under Section 422.257 are accurate, complete, and truthful. The M+C Organization shall make annual certifications of encounter data on Attachment B and according to a schedule to be published by HCFA. If such encounter data are generated by a related entity, contractor, or subcontractor of the M+C Organization, such entity, contractor, or subcontractor must similarly certify the accuracy, completeness, and truthfulness of the data. During contract year 2001, the M+C Organization shall submit inpatient hospital data and physician encounter data to HCFA on a monthly basis. Also, M+C Organizations shall begin submitting on January 1, 2001 outpatient hospital data for services provided on or after October 1, 2000. HCFA shall use inpatient hospital encounter data to calculate payment to M+C Organizations and therefore M+C Organizations shall certify only inpatient hospital encounter data on Attachment B. [422.502(l)]

3. The CEO or CFO of the M+C Organization, or an individual delegated with the authority to sign on behalf of one of these officers, and who reports directly to such officer, shall make an annual certification on Attachment C based on best knowledge, information, and belief, that all information and documentation comprising the ACR proposal are accurate, complete, and truthful, and that the benefits

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described in the HCFA-approved ACR proposal agree with the benefit package the
M+C Organization will offer during the period covered by the ACR proposal. The M+C Organization must submit its ACR proposal(s) to HCFA by July 1 of each year. [422.502(m)]

                                    Article V

     M+C Organization Relationship with Related Entities, Contractors, and Subcontractors

A. Notwithstanding any relationship(s) that the M+C Organization may have with related entities, contractors, or subcontractors, the M+C Organization maintains full responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with HCFA. [422.502(i)(1)]

B. The M+C Organization agrees to require all related entities, contractors, or subcontractors to agree that--

     (1) HHS, the Comptroller General, or their designees have the right to inspect, evaluate, and audit any pertinent contracts, books, documents, papers, and records of the related entity(s), contractor(s), or subcontractor(s) involving transactions related to the this contract; and

     (2) HHS's, the Comptroller General's, or their designee's right to inspect, evaluate, and audit any pertinent information for any particular contract period will exist through 6 years from the final date of the contract period or from the date of completion of any audit, whichever is later. [422.502(i)(2)]

C. The M+C Organization agrees that all contracts or written arrangements into which the M+C Organization enters with providers, related entities, contractors, or subcontractors shall contain the following elements:

     (1) Enrollee protection provisions that provide--

     (a) Consistent with Article III(C), arrangements that prohibit providers from holding an enrollee liable for payment of any fees that are the legal obligation of the M+C Organization; and

     (b) Consistent with Article III(C), provision for the continuation of benefits.

     (2) Accountability provisions that indicate that--

     (a) The M+C Organization oversees and is accountable to HCFA for any functions or responsibilities that are described in these standards; and

     (b) The M+C Organization may only delegate activities or functions to a provider, related entity, contractor, or subcontractor in a manner consistent with requirements set forth at paragraph D of this article.

     (3) A provision requiring that any services or other activity performed by a related entity, contractor or subcontractor in accordance with a contract or written agreement between the related entity, contractor, or subcontractor and the M+C Organization will be consistent and comply with the M+C Organization's contractual obligations to HCFA.
[422.502(i)(3)]

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D. If any of the M+C Organization's activities or responsibilities under this contract with HCFA are delegated to other parties, the following requirements apply to any related entity, contractor, subcontractor, or provider:

     (1) Written arrangements must specify delegated activities and reporting responsibilities.

     (2) Written arrangements must either provide for revocation of the delegation activities and reporting requirements or specify other remedies in instances where HCFA or the M+C Organization determine that such parties have not performed satisfactorily.

     (3) Written arrangements must specify that the performance of the parties is monitored by the M+C Organization on an ongoing basis.

     (4) Written arrangements must specify that either--

     (a) The credentials of medical professionals affiliated with the party or parties will be either reviewed by the M+C Organization; or

     (b) The credentialing process will be reviewed and approved by the M+C Organization and the M+C Organization must audit the credentialing process on an ongoing basis.

     (5) All contracts or written arrangements must specify that the related entity, contractor, or subcontractor must comply with all applicable Medicare laws, regulations, and HCFA instructions.
[422.502(i)(4)]

E. If the M+C Organization delegates selection of the providers, contractors, or subcontractors to another organization, the M+C Organization's written arrangements with that organization must state that the M+C Organization retains the right to approve, suspend, or terminate any such arrangement.
[422.502(i)(5)]

                                   Article VI

                              Records Requirements

A. MAINTENANCE OF RECORDS

1. The M+C Organization agrees to maintain for 6 years books, records, documents, and other evidence of accounting procedures and practices that--

     (a) Are sufficient to do the following:

     (i) Accommodate periodic auditing of the financial records (including data related to Medicare utilization, costs, and computation of the ACR) of the M+C Organization.

     (ii) Enable HCFA to inspect or otherwise evaluate the quality, appropriateness and timeliness of services performed under the contract, and the facilities of the M+C Organization.

     (iii) Enable HCFA to audit and inspect any books and records of the M+C Organization that pertain to the ability of the organization to bear the risk of potential financial losses, or to services performed or determinations of amounts payable under the contract.

     (iv) Properly reflect all direct and indirect costs claimed to have been incurred and used in the preparation of the ACR proposal.

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     (v) Establish component rates of the ACR for determining additional and supplementary benefits.

     (vi) Determine the rates utilized in setting premiums for State insurance agency purposes and for other government and private purchasers; and

     (b) Include at least records of the following:

     (i) Ownership and operation of the M+C Organization's financial, medical, and other record keeping systems.

     (ii) Financial statements for the current contract period and six prior periods.

     (iii) Federal income tax or informational returns for the current contract period and six prior periods.

     (iv) Asset acquisition, lease, sale, or other action.

     (v) Agreements, contracts, and subcontracts.

     (vi) Franchise, marketing, and management agreements.

     (vii) Schedules of charges for the M+C Organization's fee-for-service patients.

     (viii) Matters pertaining to costs of operations.

     (ix) Amounts of income received, by source and payment.

     (x) Cash flow statements.

     (xi) Any financial reports filed with other Federal programs or State authorities.

     [422.502(d)]

2. Access to facilities and records. The M+C Organization agrees to the following:

     (a) The Department of Health and Human Services (HHS), the Comptroller General, or their designee may evaluate, through inspection or other means--

     (i) The quality, appropriateness, and timeliness of services furnished to Medicare enrollees under the contract;

     (ii) The facilities of the M+C Organization; and

     (iii) The enrollment and disenrollment records for the current contract period and six prior periods.

     (b) HHS, the Comptroller General, or their designees may audit, evaluate, or inspect any books, contracts, medical records, documents, papers, patient care documentation, and other records of the M+C Organization, related entity, contractor, subcontractor, or its transferee that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable under the contract, or as the Secretary may deem necessary to enforce the contract.

     (c) The M+C Organization agrees to make available, for the purposes specified in section (A) of this article, its premises, physical facilities and equipment, records relating to its Medicare enrollees, and any additional relevant information that HCFA may require, in a manner that meets HCFA record maintenance requirements.

     (d) HHS, the Comptroller General, or their designee's right to inspect, evaluate, and audit extends through 6 years from the final date of the contract period or completion of audit, whichever is later unless-

     (i) HCFA determines there is a special need to retain a particular record or group of records for a longer period and notifies the M+C Organization at least 30 days before the normal disposition

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date;

     (ii) There has been a termination, dispute, or fraud or similar fault by the M+C Organization, in which case the retention may be extended to 6 years from the date of any resulting final resolution of the termination, dispute, or fraud or similar fault; or

     (iii) HHS, the Comptroller General, or their designee determine that there is a reasonable possibility of fraud, in which case they may inspect, evaluate, and audit the M+C Organization at any time. [422.502(e)]

B. REPORTING REQUIREMENTS

1. The M+C Organization shall have an effective procedure to develop, compile, evaluate, and report to HCFA, to its enrollees, and to the general public, at the times and in the manner that HCFA requires, and while safeguarding the confidentiality of the doctor-patient relationship, statistics and other information as described in the remainder of this section (B). [422.516(a)]

2. The M+C Organization agrees to submit to HCFA certified financial information that must include the following:

     (a) Such information as HCFA may require demonstrating that the organization has a fiscally sound operation, including:

     (i) The cost of its operations;

     (ii) A description, submitted to HCFA annually and within 120 days of the end of the fiscal year, of significant business transactions (as defined in Section 422.500) between the M+C Organization and a party in interest showing that the costs of the transactions listed in paragraph (2)(a)(v) of this section do not exceed the costs that would be incurred if these transactions were with someone who is not a party in interest; or

     (iii) If they do exceed, a justification that the higher costs are consistent with prudent management and fiscal soundness requirements.

     (iv) A combined financial statement for the M+C Organization and a party in interest if either of the following conditions is met:

     (aa) Thirty-five percent or more of the costs of operation of the M+C Organization go to a party in interest.

     (bb) Thirty-five percent or more of the revenue of a party in interest is from the M+C Organization. [422.516(b)]

     (v) Requirements for combined financial statements.

     (aa) The combined financial statements required by paragraph (2)(a)(iv) must display in separate columns the financial information for the M+C Organization and each of the parties in interest.

     (bb) Inter-entity transactions must be eliminated in the consolidated column.

     (cc) The statements must have been examined by an independent auditor in accordance with generally accepted accounting principles and must include appropriate opinions and notes.

     (dd) Upon written request from the M+C Organization showing good cause, HCFA may waive the requirement that the organization's combined financial statement include the financial information required in paragraph (2)(a)(v) with respect to a particular entity. [422.516(c)]

     (vi) A description of any loans or other special financial arrangements the M+C Organization

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makes with contractors, subcontractors, and related entities.

     (b) Such information as HCFA may require pertaining to the disclosure of ownership and control of the M+C Organization. [422.502(f)(1)(ii)]

     (c) Patterns of utilization of the M+C Organization's services.

3. The M+C Organization agrees to participate in surveys required by HCFA and to submit to HCFA all information that is necessary for HCFA to administer and evaluate the program and to simultaneously establish and facilitate a process for current and prospective beneficiaries to exercise choice in obtaining Medicare services. This information includes, but is not limited to:

     (a) The benefits covered under the M+C plan;

     (b) The M+C monthly basic beneficiary premium and M+C monthly supplemental beneficiary premium, if any, for the plan.

     (c) The service area and continuation area, if any, of each plan and the enrollment capacity of each plan;

     (d) Plan quality and performance indicators for the benefits under the plan including --

     (i) Disenrollment rates for Medicare enrollees electing to receive benefits through the plan for the previous 2 years;

     (ii) Information on Medicare enrollee satisfaction;

     (iii) The patterns of utilization of plan services;

     (iv) The availability, accessibility, and acceptability of the plan's services;

     (v) Information on health outcomes and other performance measures required by HCFA;

     (vi) The recent record regarding compliance of the plan with requirements of this part, as determined by HCFA; and

     (vii) Other information determined by HCFA to be necessary to assist beneficiaries in making an informed choice among M+C plans and traditional Medicare;

     (e) Information about beneficiary appeals and their disposition;

     (f) Information regarding all formal actions, reviews, findings, or other similar actions by States, other regulatory bodies, or any other certifying or accrediting organization;

     (g) Any other information deemed necessary by HCFA for the administration or evaluation of the Medicare program. [422.502(f)(2)]

4. The M+C Organization agrees to provide to its enrollees and upon request, to any individual eligible to elect an M+C plan, all informational requirements under Section 422.64 and, upon an enrollee's, request, the financial disclosure information required under Section 422.516. [422.502(f)(3)]

5. Reporting and disclosure under ERISA.

     (a) For any employees' health benefits plan that includes an M+C Organization in its offerings, the M+C Organization must furnish, upon request, the information the plan needs to fulfill its reporting and disclosure obligations (with respect to the M+C Organization) under the Employee Retirement Income Security Act of 1974 (ERISA).

     (b) The M+C Organization must furnish the information to the employer or the employer's designee, or to the plan administrator, as the term "administrator" is defined in ERISA. [422.516(d)]

6. Electronic communication. The M+C Organization must have the capacity to communicate with HCFA electronically. [422.502(b)]

7. Encounter data. The M+C Organization agrees to comply with the requirements in Section 422.257 for submitting encounter data to HCFA. [422.502(a)(8)]

                                   Article VII

                           Renewal of the M+C Contract

A. Renewal of contract: In accordance with Section 422.506, the contract is renewable annually only if-

     (1) HCFA informs the M+C Organization that it authorizes a renewal; and

     (2) The M+C Organization has not provided HCFA with a notice of intention not to renew.

[422.504(c)]

B. Nonrenewal of contract:

     (1) Nonrenewal by the Organization.

     (a) In accordance with Section 422.506, the M+C Organization may elect not to renew its contract with HCFA as of the end of the term of the contract for any reason, provided it meets the time frames for doing so set forth in paragraphs (b) and (c) of this paragraph.

     (b) If the M+C Organization does not intend to renew its contract, it must notify--

     (i) HCFA in writing, by July 1 of the year in which the contract would end;

     (ii) Each Medicare enrollee, at least 90 days before the date on which the nonrenewal is effective. This notice must include a written description of all alternatives available for obtaining Medicare services within the service area of the M+C plans that the M+C Organization offers, including alternative M+C plans, original Medicare, and Medigap options and must receive HCFA approval.

     (iii) The general public, at least 90 days before the end of the current calendar year, by publishing a HCFA-approved notice in one or more newspapers of general circulation in each community located in the M+C Organization's service area.

     (c) HCFA may accept a nonrenewal notice submitted after July 1 if --

     (i) The M+C Organization notifies its Medicare enrollees and the public in accordance with paragraph (1)(b)(ii) and (1)(b)(iii) of this section; and

     (ii) Acceptance is not inconsistent with the effective and efficient administration of the Medicare program.

     (d) If the M+C Organization does not renew a contract under this paragraph
(1), HCFA will not enter into a contract with the Organization for 2 years from the date of contract separation unless there are special circumstances that warrant special consideration, as determined by HCFA. This provision shall not apply when statutory or regulatory changes are made to the M+C program within six (6) months of the M+C Organization's notice of withdrawal that would increase payments for the service area from which the M+C Organization had withdrawn. [422.506(a)]

     (2) HCFA decision not to renew.

     (a) HCFA may elect not to authorize renewal of a contract for any of the following reasons:

     (i) The M+C Organization has not fully implemented or shown discernable progress in implementing quality assessment and performance improvement projects as defined in Article III, section (E)(2) of this contract.

     (ii) The M+C Organization's level of enrollment, growth in enrollment, or insufficient number of contracted providers is determined by HCFA to threaten the viability of the organization under the M+C program and or be an indicator of beneficiary dissatisfaction with the M+C plan(s) offered by the organization.

     (iii) For any of the reasons listed in Section 422.510(a) [Article VIII, section (B)(1)(a) of this contract], which would also permit HCFA to terminate the contract.

     (iv) The M+C Organization has committed any of the acts in Section 422.752(a) that would support the imposition of intermediate sanctions or civil money penalties under subpart O of part 422.

     (b) Notice. HCFA shall provide notice of its decision whether to authorize renewal of the contract as follows:

     (i) To the M+C Organization by May 1 of the contract year.

     (ii) To the M+C Organization's Medicare enrollees by mail at least 90 days before the end of the current calendar year.

     (iii) To the general public at least 90 days before the end of the current calendar year, by publishing a notice in one or more newspapers of general circulation in each community or county located in the M+C Organization's service area.

     (c) Notice of appeal rights. HCFA shall give the M+C Organization written notice of its right to reconsideration of the decision not to renew in accordance with Section 422.644.
[422.506(b)]

                                  Article VIII

                   Modification or Termination of the Contract

A. Modification or Termination of Contract by Mutual Consent

1. This contract may be modified or terminated at any time by written mutual consent.

     (a) If the contract is terminated by mutual consent, except as provided in section (B)(1)(c) of this article, the M+C Organization must provide notice to its Medicare enrollees and the general public as provided in Section 422.512(b)(2) and (b)(3) [Article VIII, section B(2)(b) of this contract].

     (b) If the contract is modified by mutual consent, the M+C Organization must notify its Medicare enrollees of any changes that HCFA determines are appropriate for notification within time frames specified by HCFA.

2. If this contract is terminated by mutual consent and replaced the day following such termination by a new M+C contract, the M+C Organization is not required to provide the notice specified in section B of this article. [422.508]

B. Termination of the Contract by HCFA or the M+C Organization

1. Termination by HCFA.

     (a) HCFA may terminate a contract for any of the following reasons:

     (i) The M+C Organization has failed substantially to carry out the terms of its contract with HCFA.

     (ii) The M+C Organization is carrying out its contract with HCFA in a manner that is inconsistent with the effective and efficient implementation of this part.

     (iii) HCFA determines that the M+C Organization no longer meets the requirements of this part for being a contracting organization.

     (iv) The M+C Organization commits or participates in fraudulent or abusive activities affecting the Medicare program, including submission of fraudulent data.

     (v) The M+C Organization experiences financial difficulties so severe that its ability to make necessary health services available is impaired to the point of posing an imminent and serious risk to the health of its enrollees, or otherwise fails to make services available to the extent that such a risk to health exists.

     (vi) The M+C Organization substantially fails to comply with the requirements in subpart M of this part relating to grievances and appeals.

     (vii) The M+C Organization fails to provide HCFA with valid encounter data as required under Section 422.257.

     (viii) The M+C Organization fails to implement an acceptable quality assessment and performance improvement program as required under subpart D of part 422.

     (ix) The M+C Organization substantially fails to comply with the prompt payment requirements in Section 422.520.

     (x) The M+C Organization substantially fails to comply with the service access requirements in Section 422.112 or Section 422.114.

     (xi) The M+C Organization fails to comply with the requirements of Section
422.208 regarding physician incentive plans.

     (b) Notice. If HCFA decides to terminate a contract for reasons other than the grounds specified in section (B)(1)(a) above, it will give notice of the termination as follows:

     (i) HCFA will notify the M+C Organization in writing 90 days before the intended date of the termination.

     (ii) The M+C Organization will notify its Medicare enrollees of the termination by mail at least 30 days before the effective date of the termination.

     (iii) The M+C Organization will notify the general public of the termination at least 30 days before the effective date of the termination by publishing a notice in one or more newspapers of general circulation in each community or county located in the M+C Organization's service area.

     (c) Immediate termination of contract by HCFA.

     (i) For terminations based on violations prescribed in paragraph
(B)(1)(a)(v) of this article, HCFA will notify the M+C Organization in writing that its contract has been terminated effective the date of the termination decision by HCFA. If termination is effective in the middle of a month, HCFA has the right to recover the prorated share of the capitation payments made to the M+C Organization covering the period of the month following the contract termination.

     (ii) HCFA will notify the M+C Organization's Medicare enrollees in writing of HCFA's decision to terminate the M+C Organization's contract. This notice will occur no later than 30 days after HCFA notifies the plan of its decision to terminate this contract. HCFA will simultaneously inform the Medicare enrollees of alternative options for obtaining Medicare services, including alternative M+C Organizations in a similar geographic area and original Medicare.

     (iii) HCFA will notify the general public of the termination no later than 30 days after notifying the M+C Organization of HCFA's decision to terminate this contract. This notice will be published in one or more newspapers of general circulation in each community or county located in the M+C Organization's service area.

     (d) Corrective action plan

     (i) General. Before terminating a contract for reasons other than the grounds specified in section (B)(1)(a)(v) of this article, HCFA will provide the M+C Organization with reasonable opportunity, not to exceed time frames specified at subpart N of part 422, to develop and receive HCFA approval of a corrective action plan to correct the deficiencies that are the basis of the proposed termination.

     (ii) Exception. If a contract is terminated under section (B)(1)(a)(v) of this article, the M+C Organization will not have the opportunity to submit a corrective action plan.

     (e) Appeal rights. If HCFA decides to terminate this contract, it will send written notice to the M+C Organization informing it of its termination appeal rights in accordance with subpart N of part 422.
[422.510]

2. Termination by the M+C Organization

     (a) Cause for termination. The M+C Organization may terminate this contract:

     (i) if HCFA fails to substantially carry out the terms of the contract, or

     (ii) if HCFA has not approved by September 30, 2000 the ACR proposal submitted by the M+C Organization, and the revisions to the ACR required by HCFA represent a material change to the proposal which would significantly affect the M+C Organization's ability to operate an M+C plan in a financially responsible manner.

     (b) Notice. The M+C Organization must give advance notice as follows:

     (i) To HCFA, at least 90 days before the intended date of termination. This notice must specify the reasons why the M+C Organization is requesting contract termination.

     (ii) To its Medicare enrollees, at least 60 days before the termination effective date. This notice must include a written description of alternatives available for obtaining Medicare services within the service area, including alternative M+C plans, Medigap options, and original Medicare and must receive HCFA approval.

     (iii) To the general public at least 60 days before the termination effective date by publishing a HCFA-approved notice in one or more newspapers of general circulation in each community or county located in the M+C Organization's geographic area.

     (c) Effective date of termination. The effective date of the termination will be determined by HCFA and will be at least 90 days after the date HCFA receives the M+C Organization's notice of intent to terminate.

     (d) HCFA's liability. HCFA's liability for payment to the M+C Organization ends as of the first day of the month after the last month for which the contract is in effect, but HCFA shall make payments for amounts owed prior to termination but not yet paid.

     (e) Effect of termination by the organization. HCFA will not enter into an agreement with the M+C Organization for a period of two years from the date the Organization has terminated this contract, unless there are circumstances that warrant special consideration, as determined by HCFA.
[422.512]

                                   Article IX

                   Requirements of Other Laws and Regulations

A. The M+C Organization agrees to comply with--

     (1) Title VI of the Civil Rights Act of 1964 as implemented by regulations at 45 CFR part 84;

     (2) The Age Discrimination Act of 1975 as implemented by regulations at 45 CFR part 91;

     (3) The Americans With Disabilities Act;

     (4) The Rehabilitation Act of 1973 and

     (5) Other laws applicable to recipients of Federal funds; and

     (6) All other applicable laws, regulations, and rules.
[422.502(h)(1)]

B. The M+C Organization is receiving Federal payments under this contract, and related entities, contractors, and subcontractors paid by the M+C Organization to fulfill its obligations under this contract are subject to certain laws that are applicable to individuals and entities receiving Federal funds. The M+C Organization agrees to inform all related entities, contractors and subcontractors that payments that they receive are, in whole or in part, from Federal funds.
[422.502(h)(2)]

C. In the event that any provision of this contract conflicts with the provisions of any statute or regulation applicable to an M+C Organization, the provisions of the statute or regulation shall have full force and effect. [422.502(j)]

                                    Article X

                                  Severability

The M+C Organization agrees that, upon HCFA's request, this contract will be amended to exclude any M+C plan or State-licensed entity specified by HCFA, and a separate contract for any such excluded plan or entity will be deemed to be in place when such a request is made.
[422.502(k)]

In witness whereof, the parties hereby execute this contract.

FOR THE M+C ORGANIZATION


------------------------------------    ------------------------------------
          Printed Name                  Title


------------------------------------    ------------------------------------
           Signature                              Date


------------------------------------    ------------------------------------
         Organization


                                        ------------------------------------
                                                  Address



FOR THE HEALTH CARE FINANCING ADMINISTRATION


------------------------------------          ------------------------------
Gary A. Bailey                          Date
Director, Health Plan Administration Group
Center for Health Plans and
Providers

                                  ATTACHMENT A

                     CERTIFICATION OF ENROLLMENT INFORMATION
                            RELATING TO HCFA PAYMENT
                        TO A MEDICARE+CHOICE ORGANIZATION

     Pursuant to the contract(s) between the Health Care Financing Administration (HCFA) and (INSERT NAME OF M+C ORGANIZATION), hereafter referred to as the "M+C Organization," governing the operation of the following Medicare +Choice plans (INSERT PLAN IDENTIFICATION NUMBERS HERE), the M+C Organization hereby requests payment under the contract, and in doing so, makes the following certifications concerning HCFA payments to the M+C Organization. The M+C Organization acknowledges that the information described below directly affects the calculation of HCFA payments to the M+C Organization and that misrepresentations to HCFA about the accuracy of such information may result in Federal civil action and/or criminal prosecution. This certification shall not be considered a waiver of the M+C Organization's right to seek payment adjustments from HCFA based on information or data which does not become available until after the date the M+C Organization submits this certification.

     1. The M+C Organization has reported to HCFA for the month of (INDICATE MONTH AND YEAR) all new enrollments, disenrollments, and changes in enrollees' institutional status with respect to the above-stated M+C plans. Based on best knowledge, information, and belief, all information submitted to HCFA in this report is accurate, complete, and truthful.

     2. The M+C Organization has reviewed the HCFA monthly membership report and reply listing for the month of (INDICATE MONTH AND YEAR) for the above-stated M+C plans and has reported to HCFA any discrepancies between the report and the M+C Organization's records. For those portions of the monthly membership report and the reply listing to which the M+C Organization raises no objection, the M+C Organization, through the certifying CEO/CFO, will be deemed to have attested, based on best knowledge, information, and belief, to their accuracy, completeness, and truthfulness.


                                        ----------------------------------------
                                        (INDICATE TITLE [CEO, CFO, or delegate])
                                                      on behalf of
                                              (INDICATE M+C ORGANIZATION)
                                              ---------------------------

                                  ATTACHMENT B

          CERTIFICATION OF ENCOUNTER DATA INFORMATION RELATING TO HCFA
                    PAYMENT TO A MEDICARE+CHOICE ORGANIZATION

     Pursuant to the contract(s) between the Health Care Financing Administration (HCFA) and (INSERT NAME OF M+C ORGANIZATION), hereafter referred to as the "M+C Organization," governing the operation of the following Medicare +Choice plans (INSERT PLAN IDENTIFICATION NUMBERS HERE), the M+C Organization hereby requests payment under the contract, and in doing so, makes the following certification concerning HCFA payments to the M+C Organization. The M+C Organization acknowledges that the information described below directly affects the calculation of HCFA payments to the M+C Organization or additional benefit obligations of the M+C Organization and that misrepresentations to HCFA about the accuracy of such information may result in Federal civil action and/or criminal prosecution.

     The M+C Organization has reported to HCFA for the period of (INDICATE DATES) all inpatient hospital encounter data available to the M+C Organization with respect to the above-stated M+C plans. Based on best knowledge, information, and belief, all information submitted to HCFA in this report is accurate, complete, and truthful.



                                        ----------------------------------------
                                        (INDICATE TITLE [CEO, CFO, or delegate])
                                                      on behalf of
                                              (INDICATE M+C ORGANIZATION)
                                              ---------------------------

                                  ATTACHMENT C

         CERTIFICATION OF ADJUSTED COMMUNITY RATE INFORMATION RELATING
                TO HCFA PAYMENT TO A MEDICARE+CHOICE ORGANIZATION

     Pursuant to the contract(s) between the Health Care Financing Administration (HCFA) and (INSERT NAME OF M+C ORGANIZATION), hereafter referred to as the "M+C Organization," governing the operation of the following Medicare +Choice plans (INSERT PLAN IDENTIFICATION NUMBERS HERE), the M+C Organization hereby requests payment under the contract, and in doing so, makes the following certification concerning HCFA payments to the M+C Organization. The M+C Organization acknowledges that the information described below directly affects the calculation of HCFA payments to the M+C Organization or additional benefit obligations of the M+C Organization and that misrepresentations to HCFA about the accuracy of such information may result in Federal civil action and/or criminal prosecution.

     The M+C Organization has submitted to HCFA an adjusted community rate (ACR) proposal for the period (INDICATE DATES). Based on best knowledge, information, and belief, all of the information submitted to HCFA in this ACR proposal is accurate, complete, and truthful, and the benefit package the M+C Organization will offer during the above-stated period agrees with the HCFA-approved ACR proposal.



                                        ----------------------------------------
                                        (INDICATE TITLE [CEO, CFO, or delegate])
                                                      on behalf of
                                              (INDICATE M+C ORGANIZATION)
                                              ---------------------------

                                  ATTACHMENT D

                   M+C PLANS OFFERED DURING CONTRACT YEAR 2001

(HCFA WILL COMPLETE THIS ATTACHMENT ONCE THE M+C ORGANIZATION HAS NOTIFIED HCFA OF THE M+C PLANS IT WILL OPERATE DURING 2001. THE COMPLETED ATTACHMENT WILL BE RETURNED TO THE M+C ORGANIZATION AS PART OF THE FINAL SIGNED COPY OF THIS CONTRACT.)